Exhibit 15.4

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 (FILE NO.333-293439) of our report dated April 28, 2025 relating to the financial statements appearing in the Annual Report on Form 20-F of Trident Digital Tech Holdings Ltd for the year ended December 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, NY

April 28, 2026

NEW YORK OFFICE • 7 Penn Plaza • Suite 830 • New York, New York • 10001

Phone 646.442.4845 • Fax 646.349.5200 • www.marcumasia.com